Exhibit 99.1

EXL Announces Share Repurchase of 1,551,970 Shares

NEW YORK, Dec. 15, 2025 -- EXL [NASDAQ: EXLS], a global data and AI company, announced that on December 15, 2025 it repurchased 1,551,970 shares of the Company’s common stock from Orogen Echo LLC (“Orogen”), an affiliate of The Orogen Group LLC, for an aggregate purchase price of $63,373,143, based on a purchase price per share of $40.834, which is the volume weighted average price over the 5 days prior to settlement. The shares were privately repurchased from Orogen under a Stock Purchase Agreement dated as of December 15, 2025, which is separate from the Company’s $500 million share repurchase program.

“This repurchase reflects our confidence in the performance of EXL and its future growth. We believe this is a unique opportunity to return capital to our stockholders and offers a compelling return on investment. Orogen’s CEO Vikram Pandit will remain on EXL’s board as our Lead Independent Director, and we look forward to his continuing leadership and guidance,” said Rohit Kapoor, Chairman and CEO of EXL.

“We entered our partnership with EXL in 2018 with the firm belief that the company delivers best in class data and technology-driven operating solutions to its clients, and the company’s growth trajectory over the last seven years has validated that belief. Orogen is pleased to help facilitate this stock repurchase and we look forward to the company’s continued growth momentum,” said Vikram S. Pandit, Chairman and CEO of The Orogen Group.

To learn more about how EXL is making AI real for business, click here.

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About EXL

EXL (NASDAQ: EXLS) is a global data and AI company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare, banking and capital markets, retail, communications and media, and energy and infrastructure, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have approximately 63,000 employees spanning six continents. For more information, visit www.exlservice.com.

About Orogen

The Orogen Group was created by Vikram S. Pandit and Atairos as a private operating company focused on making significant long-term control and other strategic investments in financial services companies and related businesses. Orogen delivers extensive resources and strategic and operational expertise to help its partner companies achieve their growth potential. The Orogen Group is based in New York. Additional information can be found at www.orogengroup.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL’s operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact

Media

Keith Little

media.relations@exlservice.com